Exhibit 99.1

Amplitude Announces Second Quarter 2024 Financial Results

•
Annual Recurring Revenue was $290 million, up 8% year over year
•
Second quarter revenue of $73.3 million, up 8% year over year
•
Second quarter Cash Flow from Operations of $9.2 million and Free Cash Flow of $6.8 million, representing a 19 percentage point decrease in Free Cash Flow margin year over year

SAN FRANCISCO – August 8, 2024 – Amplitude, Inc. (Nasdaq: AMPL), a leading digital analytics platform, today announced financial results for its second quarter ended June 30, 2024.

"Today, companies win or lose based on their digital experience," said Spenser Skates, CEO and co-founder of Amplitude. "Understanding your customers is the key to building better experiences, and that's why companies across almost every industry rely on Amplitude. Our platform approach is differentiated, customers are finding value quickly, and we've never been better positioned to win in the long term."

Second Quarter 2024 Financial Highlights:

(in millions, except per share and percentage amounts)

	Second Quarter 2024	Second Quarter 2023	Y/Y Change
Annual Recurring Revenue	$290	$268	8%
Revenue	$73.3	$67.8	8%
GAAP Loss from Operations	$(27.2)	$(30.9)	$3.7
Non-GAAP Income (Loss) from Operations	$(3.7)	$(0.8)	$(2.9)
GAAP Net Loss Per Share, Basic and Diluted	$(0.19)	$(0.24)	$0.05
Non-GAAP Net Income (Loss) Per Share, Diluted	$(0.00)	$0.02	$(0.02)
Net Cash Provided by (Used in) Operating Activities	$9.2	$20.4	$(11.2)
Free Cash Flow	$6.8	$19.3	$(12.5)

Non-GAAP income (loss) from operations and non-GAAP net income (loss) per share exclude expenses related to stock-based compensation expense and related employer payroll taxes and amortization of acquired intangible assets. Stock-based compensation expense and the related employer payroll taxes were $23.3 million in the second quarter of 2024 compared to $21.6 million in the second quarter of 2023. Free Cash Flow is GAAP net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information are contained in the tables below.

Second Quarter and Recent Business Highlights:

•
Annual Recurring Revenue was $290 million, an increase of 8% year over year and an increase of $5 million compared to the first quarter of 2024.
•
GAAP Net Loss per share was $0.19, based on 122.6 million shares, in the second quarter of 2024, compared to a loss of $0.24 per share, based on 116.2 million shares, in the second quarter of 2023.

•
Non-GAAP Net Income (Loss) per share was $(0.00), based on 122.6 million basic shares, in the second quarter of 2024, compared to $0.02 per share, based on 126.3 million diluted shares, in the second quarter of 2023.
•
Cash Flow from Operations was $9.2 million, a $11.2 million decrease year over year.
•
Free Cash Flow was $6.8 million, a $12.5 million decrease year over year.
•
Number of paying customers grew 38% year over year to 3,224.
•
Number of customers representing $100,000 or more of ARR in Q2 grew to 547, an increase of 10% year over year.
•
Amplitude hired Andrew Casey as Chief Financial Officer.
•
Named the only Leader in The Forrester Wave™ : Feature Management and Experimentation Solutions, Q3 2024. Amplitude received the highest possible scores in 11 criteria, including advanced experimentation, audience segmentation and targeting, data security and privacy, user interface, analytics, governance, and more.
•
Launched Amplitude’s Snowflake native offering, allowing companies to leverage Amplitude’s product analytics capabilities without their data leaving Snowflake.
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Announced new and expanded integrations across Contentful, Hubspot, WordPress, Movable Ink, Humanic, and unitQ that make it easier for companies to understand customer behavior and build better experiences.
•
Introduced Data Mutability to keep data in sync with a company's data warehouse, and Data Access Controls (DAC) to confidently control who sees what in Amplitude.

Financial Outlook:

The third quarter and full year 2024 outlook information provided below is based on Amplitude’s current estimates and is not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Amplitude’s actual results to differ materially from these forward-looking statements.

For the third quarter and full year 2024, the Company expects:

	Third Quarter 2024	Full Year 2024
Revenue	$73.5 - $74.5 million	$294.5 - $296.5 million
Non-GAAP Operating Income (Loss)	$(2.2) - $(1.2) million	$(5.0) - $(2.0) million
Non-GAAP Net Income (Loss) Per Share	$0.00 - $0.01	$0.05 - $0.08
Weighted Average Shares Outstanding	131.6 million, diluted	131.4 million, diluted

Note: On June 12, 2024 the United States Department of the Treasury issued new sanctions related to Russia that will become effective on September 12, 2024. These sanctions are expected to negatively impact Amplitude’s ability to collect receivables from customers that were previously unaffected.

An outlook for GAAP income (loss) from operations, GAAP net income (loss), GAAP net income (loss) per share and a reconciliation of expected non-GAAP income (loss) from operations to GAAP income (loss) from operations, expected non-GAAP net income (loss) to GAAP net income (loss), and expected non-GAAP net income (loss) per share to GAAP net income (loss) per share have not been provided as the quantification of certain items included in the calculation of GAAP income (loss) from operations, GAAP net income (loss) and GAAP net income (loss) per share cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as the number and value of awards granted that are not currently ascertainable, and the non-GAAP adjustment for amortization of acquired intangible assets depends on the timing and value of intangible assets acquired that cannot be accurately forecasted.

Conference Call Information:

Amplitude will host a live video webcast to discuss its financial results for its second quarter ended June 30, 2024, as well as the financial outlook for its third quarter and full year 2024 today at 2:00 PM Pacific Time / 5:00 PM Eastern Time. Interested parties may access the webcast, earnings press release, and investor presentation on the events section of Amplitude’s investor relations website at investors.amplitude.com. A replay will be available in the same location a few hours after the conclusion of the live webcast.

Forward-Looking Statements:

This press release contains express and implied "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial outlook for the third quarter and full year 2024, the Company’s growth strategy and business aspirations and its market position and market opportunity. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates, and projections about the Company’s industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements are subject to numerous uncertainties and risks that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including risks related to: the Company’s limited operating history and rapid growth over the last several years, which makes it difficult to forecast the Company’s future results of operations; the Company’s history of losses; any decline in the Company’s customer retention or expansion of its commercial relationships with existing customers or an inability to attract new customers; expected fluctuations in the Company’s financial results, making it difficult to project future results; the Company’s focus on sales to larger organizations and potentially increased dependency on those relationships, which may increase the variability of the Company’s sales cycles and results of operations; downturns or upturns in new sales, which may not be immediately reflected in the Company’s results of operations and may be difficult to discern; unfavorable conditions in the Company’s industry or the global economy, or reductions in information technology spending, which could limit the Company’s ability to grow its business; the market for SaaS applications, which may develop more slowly than the Company expects or decline; the Company’s intellectual property rights, which may not protect its business or provide the Company with a competitive advantage; evolving privacy and other data-related laws; and the impact of new sanctions related to Russia on the Company’s ability to collect receivables. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be included under the caption "Risk Factors" and elsewhere in the reports and other documents that the Company files with the Securities and Exchange Commission from time to time, including the Company’s Quarterly Report on Form 10-Q being filed at or around the date hereof. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

This press release includes financial information that has not been prepared in accordance with GAAP. The Company uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in the Company’s industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, Free Cash Flow does not reflect the Company’s future contractual commitments and the total increase or decrease of its cash balance for a given period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income (Loss) from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) per Share.

The Company defines these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs such as restructuring and `other related charges. The Company excludes stock-based compensation expense and related employer payroll taxes, which is a non-cash expense, from certain of its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. The Company excludes amortization of intangible assets, which is a non-cash expense, related to business combinations from certain of its non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of the Company’s business. Although the Company excludes these expenses from certain non-GAAP financial measures, the revenue from acquired companies subsequent to the date of acquisition is reflected in these measures and the acquired intangible assets contribute to the Company’s revenue generation. The Company excludes non-recurring costs from certain of its non-GAAP financial measures because such expenses do not repeat period over period and are not reflective of the ongoing operation of the Company’s business.

The Company uses non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP net income (loss) per share in conjunction with its traditional GAAP measures to evaluate the Company’s financial performance. The Company believes that these measures provide its management, board of directors, and investors consistency and comparability with its past financial performance and facilitates period-to-period comparisons of operations.

Free Cash Flow and Free Cash Flow Margin. The Company defines Free Cash Flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. Free Cash Flow margin is calculated as Free Cash Flow divided by total revenue. The Company believes that Free Cash Flow and Free Cash Flow margin are useful indicators of liquidity that provides its management, board of directors, and investors with information about its future ability to generate or use cash to enhance the strength of its balance sheet and further invest in its business and pursue potential strategic initiatives.

Definitions of Business Metrics:

Annual Recurring Revenue

The Company defines Annual Recurring Revenue (“ARR”) as the annual recurring revenue of subscription agreements, including certain premium professional services that are subject to contractual subscription terms, at a point in time based on the terms of customers’ contracts. ARR should be viewed independently of revenue, and does not represent the Company’s GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal rates. ARR is also not intended to be a forecast of revenue.

Dollar-Based Net Retention Rate

The Company calculates dollar-based net retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period-end (the “Prior Period ARR”). The Company then calculates the ARR from these same customers as of the current period-end (the “Current Period ARR”). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers as well as any overage charges in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate ("NRR"). The Company then calculates the weighted average of the trailing 12-month dollar-based net retention rates, to arrive at the trailing 12-month dollar-based net retention rate (“NRR (TTM)”).

Paying Customers

For purposes of customer count, a customer is defined as an entity that has a unique Dunn & Bradstreet Global Ultimate (“GULT”) Data Universal Numbering System (“DUNS”) number and an active subscription contract as of the measurement date. The DUNS number is a global standard for business identification and tracking. The Company makes exceptions for holding companies, government entities, and other organizations for which the GULT, in the Company’s judgment, does not accurately represent the Amplitude customer or the DUNS does not exist.

About Amplitude

Amplitude is a leading digital analytics platform that helps companies unlock the power of their products. More than 3,200 customers, including Atlassian, NBCUniversal, Under Armour, Shopify, and Jersey Mike’s, rely on Amplitude to gain self-service visibility into the entire customer journey. Amplitude guides companies every step of the way as they capture data they can trust, uncover clear insights about customer behavior, and take faster action. When teams understand how people are using their products, they can deliver better product experiences that drive growth. Amplitude is the best-in-class analytics solution for product, data, and marketing teams, ranked #1 in multiple categories in G2’s Summer 2024 Report. Learn how to optimize your digital products and business at amplitude.com.

Contacts

Investor Relations

Yaoxian Chew

ir@amplitude.com

Communications

Darah Easton

press@amplitude.com

AMPLITUDE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$282,339	$248,491
Marketable securities, current	35,998	73,909
Accounts receivable, net	34,799	29,496
Prepaid expenses and other current assets	21,615	16,624
Deferred commissions, current	13,389	11,444
Total current assets	388,140	379,964
Property and equipment, net	13,483	10,068
Intangible assets, net	189	609
Goodwill	4,073	4,073
Restricted cash, noncurrent	875	869
Deferred commissions, noncurrent	24,869	26,942
Operating lease right-of-use assets	5,013	6,856
Other noncurrent assets	8,758	4,303
Total assets	$445,400	$433,684
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,276	$3,063
Accrued expenses	27,176	26,657
Deferred revenue	124,438	102,573
Total current liabilities	153,890	132,293
Operating lease liabilities, noncurrent	1,518	3,604
Noncurrent liabilities	2,665	3,034
Total liabilities	158,073	138,931
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	695,778	658,463
Accumulated other comprehensive loss	(47)	(181)
Accumulated deficit	(408,405)	(363,530)
Total stockholders’ equity	287,327	294,753
Total liabilities and stockholders’ equity	$445,400	$433,684

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$73,300	$67,767	$145,924	$134,244
Cost of revenue (1)	19,485	17,180	38,374	36,367
Gross profit	53,815	50,587	107,550	97,877
Operating expenses:
Research and development (1)	$21,145	$22,435	$44,098	$46,143
Sales and marketing (1)	44,144	38,326	84,961	77,459
General and administrative (1)	15,686	12,519	30,356	26,141
Restructuring and other related charges (1)	—	8,194	—	8,194
Total operating expenses	80,975	81,474	159,415	157,937
Loss from operations	(27,160)	(30,887)	(51,865)	(60,060)
Other income (expense), net	3,950	3,307	7,621	6,445
Loss before provision for (benefit from) income taxes	(23,210)	(27,580)	(44,244)	(53,615)
Provision for (benefit from) income taxes	205	178	631	458
Net loss	$(23,415)	$(27,758)	$(44,875)	$(54,073)
Net loss per share
Basic and diluted	$(0.19)	$(0.24)	$(0.37)	$(0.47)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	122,633	116,174	121,730	115,277

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Cost of revenue	$1,548	$1,687	$3,022	$3,479
Research and development	8,197	9,309	17,111	17,888
Sales and marketing	8,647	7,466	15,518	13,834
General and administrative	4,346	2,648	8,151	5,866
Restructuring and other related charges	—	853	—	853
Total stock-based compensation expense	$22,738	$21,963	$43,802	$41,920

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net loss	$(23,415)	$(27,758)	$(44,875)	$(54,073)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,312	1,403	2,762	2,752
Stock-based compensation expense	22,738	21,963	43,802	41,920
Other	(450)	(305)	(689)	(550)
Non-cash operating lease costs	980	971	1,965	1,956
Changes in operating assets and liabilities:
Accounts receivable	1,219	(3,861)	(5,565)	(12,006)
Prepaid expenses and other current assets	(2,857)	1,321	(5,065)	4,074
Deferred commissions	3	(1,127)	129	(815)
Other noncurrent assets	(2,042)	892	(4,951)	2,364
Accounts payable	(12,056)	(2,793)	(709)	329
Accrued expenses	3,290	7,091	2,783	8,134
Deferred revenue	21,664	24,143	21,865	23,498
Operating lease liabilities	(1,158)	(1,534)	(2,272)	(2,238)
Net cash provided by (used in) operating activities	9,228	20,406	9,180	15,345
Cash flows from investing activities:
Cash received from maturities of marketable securities	15,000	—	57,500	—
Purchase of marketable securities	—	—	(18,352)	—
Purchase of property and equipment	(606)	(666)	(963)	(995)
Capitalization of internal-use software costs	(1,781)	(425)	(2,514)	(873)
Net cash provided by (used in) investing activities	12,613	(1,091)	35,671	(1,868)
Cash flows from financing activities:
Proceeds from the exercise of stock options	1,463	699	3,257	2,386
Cash received for tax withholding obligations on equity award settlements	737	5,898	2,283	12,223
Cash paid for tax withholding obligations on equity award settlements	(7,404)	(5,607)	(16,537)	(11,562)
Repurchase of unvested stock options	—	—	—	(648)
Net cash provided by (used in) financing activities	(5,204)	990	(10,997)	2,399
Net increase (decrease) in cash, cash equivalents, and restricted cash	16,637	20,305	33,854	15,876
Cash, cash equivalents, and restricted cash at beginning of the period	266,577	214,920	249,360	219,349
Cash, cash equivalents, and restricted cash at end of the period	$283,214	$235,225	$283,214	$235,225

AMPLITUDE, INC.

Reconciliation of GAAP to Non-GAAP Data

(In thousands, except percentages and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of gross profit and gross margin
GAAP gross profit	$53,815	$50,587	$107,550	$97,877
Plus: stock-based compensation expense and related employer payroll taxes	1,548	1,687	3,022	3,479
Plus: amortization of acquired intangible assets	62	270	332	692
Non-GAAP gross profit	$55,425	$52,544	$110,904	$102,048
GAAP gross margin	73.4%	74.6%	73.7%	72.9%
Non-GAAP adjustments	2.2%	2.9%	2.3%	3.1%
Non-GAAP gross margin	75.6%	77.5%	76.0%	76.0%
Reconciliation of operating expenses
GAAP research and development	$21,145	$22,435	$44,098	$46,143
Less: stock-based compensation expense and related employer payroll taxes	(8,482)	(9,500)	(18,014)	(18,533)
Non-GAAP research and development	$12,663	$12,935	$26,084	$27,610
GAAP research and development as percentage of revenue	28.8%	33.1%	30.2%	34.4%
Non-GAAP research and development as percentage of revenue	17.3%	19.1%	17.9%	20.6%
GAAP sales and marketing	$44,144	$38,326	$84,961	$77,459
Less: stock-based compensation expense and related employer payroll taxes	(8,837)	(7,660)	(16,090)	(14,341)
Less: amortization of acquired intangible assets	(44)	(44)	(87)	(87)
Non-GAAP sales and marketing	$35,263	$30,622	$68,784	$63,031
GAAP sales and marketing as percentage of revenue	60.2%	56.6%	58.2%	57.7%
Non-GAAP sales and marketing as percentage of revenue	48.1%	45.2%	47.1%	47.0%
GAAP general and administrative	$15,686	$12,519	$30,356	$26,141
Less: stock-based compensation expense and related employer payroll taxes	(4,456)	(2,732)	(8,510)	(6,080)
Non-GAAP general and administrative	$11,230	$9,787	$21,846	$20,061
GAAP general and administrative as percentage of revenue	21.4%	18.5%	20.8%	19.5%
Non-GAAP general and administrative as percentage of revenue	15.3%	14.4%	15.0%	14.9%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(27,160)	$(30,887)	$(51,865)	$(60,060)
Plus: stock-based compensation expense and related employer payroll taxes	23,323	21,579	45,636	42,433
Plus: amortization of acquired intangible assets	106	314	419	779
Plus: restructuring and other related charges	—	8,194	—	8,194
Non-GAAP income (loss) from operations	$(3,731)	$(800)	$(5,810)	$(8,654)
GAAP operating margin	(37.1%)	(45.6%)	(35.5%)	(44.7%)
Non-GAAP adjustments	32.0%	44.4%	31.6%	38.3%
Non-GAAP operating margin	(5.1%)	(1.2%)	(4.0%)	(6.4%)
Reconciliation of net income (loss)
GAAP net income (loss)	$(23,415)	$(27,758)	$(44,875)	$(54,073)
Plus: stock-based compensation expense and related employer payroll taxes	23,323	21,579	45,636	42,433
Plus: amortization of acquired intangible assets	106	314	419	779
Plus: restructuring and other related charges	—	8,194	—	8,194
Less: income tax effect of non-GAAP adjustments	(16)	—	(158)	—
Non-GAAP net income (loss)	$(2)	$2,329	$1,022	$(2,667)
Reconciliation of net income (loss) per share
GAAP net income (loss) per share, basic	$(0.19)	$(0.24)	$(0.37)	$(0.47)
Non-GAAP adjustments to net income (loss)	0.19	0.26	0.38	0.45
Non-GAAP net income (loss) per share, basic	$(0.00)	$0.02	$0.01	$(0.02)
Non-GAAP net income (loss) per share, diluted	$(0.00)	$0.02	$0.01	$(0.02)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic	122,633	116,174	121,730	115,277
Weighted-average shares used in GAAP and non-GAAP per share calculation, diluted(1)	122,633	126,270	130,400	115,277

Note: Certain figures may not sum due to rounding

(1) For the six months ended June 30, 2024 and for the three months ended June 30, 2023, the weighted average shares used in the GAAP per share calculation excludes 8.7 million shares and 10.1 million shares, respectively, as the effect is anti-dilutive in the period.

AMPLITUDE, INC.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flow

(In thousands, except percentages)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$9,228	$20,406	$9,180	$15,345
Less:
Purchases of property and equipment	(606)	(666)	(963)	(995)
Capitalization of internal-use software costs	(1,781)	(425)	(2,514)	(873)
Free cash flow	$6,841	$19,315	$5,703	$13,477
Net cash provided by (used in) operating activities margin	12.6%	30.1%	6.3%	11.4%
Non-GAAP adjustments	(3.3%)	(1.6%)	(2.4%)	(1.4%)
Free cash flow margin	9.3%	28.5%	3.9%	10.0%

Note: Certain figures may not sum due to rounding

AMPLITUDE, INC.

Historicals - Key Business Metrics

(In millions, except percentages)

(unaudited)

	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Annual Recurring Revenue (ARR)	$262	$268	$273	$281	$285	$290
Dollar-based Net Retention Rate (NRR)	106%	101%	99%	98%	97%	96%
Dollar-based Net Retention Rate (NRR TTM)	114%	108%	105%	101%	99%	98%